Exhibit 99.2

Proteostasis Therapeutics Prices Public Offering of Common Stock

Cambridge, MA – December 13, 2017 – Proteostasis Therapeutics, Inc. (Nasdaq:PTI), a clinical stage biopharmaceutical company dedicated to the discovery and development of groundbreaking therapies to treat cystic fibrosis (CF) and other diseases caused by dysfunctional protein processing, announced today that it has priced an underwritten public offering of 8,000,000 shares of its common stock at a price to the public of $5.00 per share. The gross proceeds to Proteostasis from the offering, before underwriting discounts and commissions and offering costs, are expected to be $40 million. Proteostasis has granted the underwriters a 30-day option to purchase up to an additional 1,200,000 shares of common stock. All of the shares to be sold in the offering are being sold by Proteostasis. The offering is expected to close on or about December 18, 2017, subject to satisfaction of customary closing conditions. Proteostasis intends to use the net proceeds from the proposed offering to advance its double and triple combination therapies in dose-range-finding and proof-of-concept studies, to advance each of its double and triple combination therapies in Phase 1 clinical trials in CF patients and for working capital and other general corporate purposes.

Leerink Partners LLC and RBC Capital Markets, LLC are acting as joint book-running managers for the offering. H.C. Wainwright & Co., LLC is acting as lead manager for the offering.

The securities described above are being offered by Proteostasis pursuant to a shelf registration statement (File No. 333-218545), which was declared effective by the Securities and Exchange Commission (SEC) on July 3, 2017. The securities may be offered only by means of a prospectus. A preliminary prospectus supplement related to the offering was filed with the SEC on December 13, 2017 and is available on the SEC’s website at http://www.sec.gov and a final prospectus supplement related to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus for the securities being offered may also be obtained, when available, from Leerink Partners LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, by telephone at 800-808-7525, ext. 6132 or by email at syndicate@Leerink.com and from RBC Capital Markets, LLC, Attention: Equity Syndicate, 200 Vesey Street, 8th Floor, New York, NY 10281, Telephone: (877) 822-4089, Email: equityprospectus@rbccm.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Proteostasis Therapeutics, Inc.

Proteostasis Therapeutics, Inc. is a clinical stage biopharmaceutical company developing small molecule therapeutics to treat cystic fibrosis (CF) and other diseases caused by dysfunctional protein processing. Headquartered in Cambridge, MA, the Proteostasis Therapeutics team focuses on identifying therapies that restore protein function. In addition to its multiple programs in cystic fibrosis, Proteostasis Therapeutics has formed a collaboration with Astellas Pharma, Inc. to research and identify therapies targeting the Unfolded Protein Response (UPR) pathway.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release are forward-looking statements, including statements regarding Proteostasis’ expectations of market conditions and the satisfaction of customary closing conditions related to the public offering and the anticipated use of proceeds therefrom. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the public offering, as well as risks and uncertainties inherent in Proteostasis’ business, including those described in the company’s periodic filings with the SEC. The events and circumstances reflected in the company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Additional information on risks facing Proteostasis can be found under the heading “Risk Factors” in Proteostasis’ periodic reports, including its annual report on Form 10-K for the year ended December 31, 2016, its quarterly report on Form 10-Q for the quarter ended September 30, 2017, and in the preliminary prospectus supplement related to the proposed offering filed with the SEC on December 13, 2017, each available on the SEC’s web site at www.sec.gov. Except as required by applicable law, the company does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

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CONTACTS:

Investors:

David Pitts

Argot Partners

212.600.1902

david@argotpartners.com

Media:

Eliza Schleifstein

Argot Partners

973.361.1546

eliza@argotpartners.com